Exhibit 10.13

SECOND AMENDMENT TO

CHANGE OF CONTROL SEVERANCE AGREEMENT

BY AND BETWEEN

ENERGY PARTNERS, LTD.

AND

Energy Partners, Ltd. and                              hereby agree to amend the Change of Control Severance Agreement between them dated as of                             , as amended by the First Amendment thereto (the “Severance Agreement”), as follows:

1. The first sentence of Section 1 of the Severance Agreement is amended by deleting “March 28, 2008” and substituting in lieu thereof “March 28, 2009”.

2. The first sentence of Section 2 of the Severance Agreement is amended by deleting “March 28, 2008” and substituting in lieu thereof “March 28, 2009”.

3. Section 5.2 of the Severance Agreement is amended to read in its entirety as follows:

“5.2 Termination of Agreement. This Agreement shall terminate and be of no further force and effect if a Change of Control (as defined in Section 4 of this Agreement) of the Company does not occur before March 28, 2009.”

Except as amended as herein set forth, the Severance Agreement shall continue in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have set their hands on this          day of                                 , 2008 in multiple originals, each of which shall have the same force and effect as if it were the sole original.

ENERGY PARTNERS, LTD.

By:

Executive: